UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 16, 2006

FOLDERA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-118799	20-0375035
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17011 Beach Blvd.		92647
Huntington Beach, CA		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On June 16, 2006, J. Michael Arrington was elected to our Board of Directors, effective following certain qualifying preconditions.

Mr. Arrington is the author of a popular and influential Web 2.0 Technology Blog called TechCrunch, which he has operated since June 11, 2005. Prior to his involvement with TechCrunch, from July 2004 to June 2005, Mr. Arrington was a consultant for a number of companies, including Verisign, Inc., Fatlens and SnapNames. Prior to that, from December 2003 to July 2004, Mr. Arrington was the Chief Executive Officer of Pool.com, Inc., a company that arranges the buying and selling of web domains. Prior to that, from September 2002 to December 2003, he served as Chief Operating Officer of RazorGator, Inc., a leading secondary ticketing distributor. Prior to that, Mr. Arrington was an independent consultant from December 2001 to September 2002, and, from June 2001 to December 2001 he served as Vice President, Operations for London-based Global Name Registry Ltd., with responsibility for the sales, marketing, business development, product and legal groups. Mr. Arrington received a B.A. degree from Claremont McKenna College and a J.D. degree from Stanford Law School.

We issued a press release on June 16, 2006, announcing the appointment of Mr. Arrington to our Board of Directors, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Foldera, Inc., issued on June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLDERA, INC.
Date: June 16, 2006	By: /s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer